Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cheniere Energy, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-171736) on Form S-3 and the registration statements (Nos. 333-112379, 333-127266, 333-134886, 333-160017, 333-175297, 333-186451, and 333-207651) on Form S-8 of Cheniere Energy, Inc. of our report dated February 20, 2018, except as to Note 13, which is as of May 23, 2018, with respect to the consolidated balance sheets of Cheniere Energy, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), which report appears in the Form 8-K of Cheniere Energy, Inc. dated May 23, 2018.
Our report refers to a change in the method of accounting for revenue recognition.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
May 23, 2018